                                                                     EXHIBIT 3.1

                               State of Delaware

                        Office of the Secretary of State

                       ----------------------------------

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SCHUFF INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JUNE, A.D. 2001, AT 8:30 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                         [SEAL OF THE DELAWARE   /s/HARRIET SMITH WINDSOR
                         SECRETARY'S OFFICE]     ------------------------
                                                 Harriet Smith Windsor,
 3399749 8100                                    Secretary of State
 010316290
                                                 AUTHENTICATION: 1220361
                                                          DATE: 06-29-01

                          CERTIFICATE OF INCORPORATION
                                       OF
                           SCHUFF INTERNATIONAL, INC.


                                   ARTICLE ONE

     The name of the Corporation is SCHUFF INTERNATIONAL, INC.

                                   ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.

                                  ARTICLE THREE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

     The Corporation shall have perpetual existence.

                                  ARTICLE FIVE

     The total number of shares of stock which the Corporation shall have authority to issue is Twenty-One Million (21,000,000), consisting of One Million (1,000,000) shares of Preferred Stock, par value $0.001 per share (hereinafter referred to as "Preferred Stock"), and Twenty Million (20,000,000) shares of Common Stock, par value $0.001 per share (hereinafter referred to as "Common Stock").

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          A. The designation of the series, which may be by distinguishing number, letter or title.

          B. The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

          C. The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

          D. Dates at which dividends, if any, shall be payable.

          E. The redemption rights and price or prices, if any, for shares of the series.

          F. The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          G. The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          H. Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

          I. Restrictions on the issuance of shares of the same series or of any other class or series.

          J. The voting rights, if any, of the holders of shares of the series.

     The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                  ARTICLE SIX

     Except as otherwise provided in this Certificate of Incorporation, the Board of Directors of the Corporation shall have the power to make, alter or repeal the Bylaws of the Corporation. With respect to the power of the stockholders of the Corporation to make, alter or repeal the Bylaws of the Corporation, notwithstanding anything contained in this Certificate of Incorporation or any provision of law that might otherwise require a lessor vote, the Bylaws may not be made, altered or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE SEVEN

     Election of members to the Board of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE EIGHT

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term of terms of office.

                                  ARTICLE NINE

     A. The Corporation shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in this section with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by the Board of Directors of this Corporation.

     B. The right to indemnification conferred in this section shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

     C. If a claim under the two preceding paragraphs of this section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses under this section or otherwise, shall be on the Corporation.

     D. The rights to indemnification and advancement of expenses conferred in this section shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, this Corporation's Certificate of Incorporation, as it may be amended or restated from time-to-time, any agreement, vote of stockholders or disinterested directors, or otherwise. No amendment or repeal of this Article Nine shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

     E. The Corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

     F. For purposes of this section, references to the "Corporation" shall include any subsidiary of this Corporation from and after the acquisition thereof by this Corporation, so that any person who is a director, officer, employee or agent of such subsidiary after the acquisition thereof by this Corporation shall stand in the same position under the provisions of this section as such person would have had had such person served in such position for this Corporation.

     G. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                  ARTICLE TEN

     The name and mailing address of the incorporator is Michael R. Hill, 1841 West Buchanan Street, Phoenix, Arizona 85009.

                                 ARTICLE ELEVEN

     The number of directors constituting the initial Board of Directors of the Corporation is six (6). The size of the Board of Directors may be increased or decreased in the manner provided in the Bylaws of the Corporation. All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by law. The name and address of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

       Name                      Address

       Scott A. Schuff           1841 West Buchanan Street
                                 Phoenix, Arizona 85009

       David A. Schuff           1841 West Buchanan Street
                                 Phoenix, Arizona 85009

       Edward M. Carson          1841 West Buchanan Street
                                 Phoenix, Arizona 85009

       Dennis DeConcini          1841 West Buchanan Street
                                 Phoenix, Arizona 85009

       H. Wilson Sundt           1841 West Buchanan Street
                                 Phoenix, Arizona 85009

       Michael R. Hill           1841 West Buchanan Street
                                 Phoenix, Arizona 85009

                                 ARTICLE TWELVE

     A director may only be removed by the stockholders for cause at a special meeting of stockholders duly called for such purpose and only by the affirmative vote of at least two-thirds (2/3) of the stock of this Corporation issued and outstanding and entitled to vote thereon, notwithstanding that a lesser percentage may be specified by law. As used herein, "cause" for the removal of a director shall be deemed to exist (i) if there has been a finding by not less than a majority of the disinterested directors not subject to the action that cause exists and such disinterested directors have recommended removal to the stockholders, or (ii) as otherwise provided by law. A director may not be removed from office prior to the expiration of his term except as provided herein.

                                ARTICLE THIRTEEN

     Special meetings of the stockholders of the Corporation, for any lawful purpose or purposes, may be called only by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or the President at the written request, or by resolution adopted by the affirmative vote of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Stockholders of the Corporation shall not be entitled to request a special meeting of the stockholders.

                                ARTICLE FOURTEEN

     Subject to any conditions imposed by law, the Corporation expressly denies the application of the Arizona Corporate Takeover Laws, Arizona Revised Statutes Sections 10-2701 et seq., or any successor thereto.

                                 ARTICLE FIFTEEN

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law.

     I, THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true.

DATED this 28th day of June, 2001.

                                                   /s/ Michael R. Hill
                                                   -----------------------------
                                                   Michael R. Hill, Incorporator